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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8) pertaining to the PNC Bank Corp. and Affiliates Deferred Compensation Plan and PNC Bank Corp. Supplemental Incentive Savings Plan and to the incorporation by reference therein of our report dated February 8, 1996, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP
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Pittsburgh, Pennsylvania
December 13, 1996